Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

August 11, 2011

To:	Centor, Inc.

As independent registered certified public accountants, we hereby consent to use in this Registration Statement on Form S-1, of our report dated, August 11, 2011 relating to the Audited financial statements of Secure Digital, Inc. and to the reference to our Firm under the caption “Named Experts and Counsel” appearing in the Prospectus.

MADSEN, & ASSOCIATES CPA’s

/s/Madsen and Associates CPA’s